SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

GAMCO GLOBAL GOLD, NATURAL RESOURCES & INCOME TRUST BY GABELLI

(Exact Name of Registrant as Specified in its Charter)

Delaware	81-0660852
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Corporate Center Rye, New York	10580-1422
(Address of principal executive offices)	(zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
5.00% Series B Cumulative Preferred Shares (Liquidation Preference $25.00 per share)	NYSE MKT LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-186097

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The sections captioned “Summary of the Terms of the Series B Preferred Shares,” “Additional Terms of the Series B Preferred Shares” and “Special Characteristics and Risks of the Series B Preferred Shares” in the Registrant’s Prospectus Supplement that was filed pursuant to Rule 497 under the Securities Act of 1933 (File No. 333-186097) on May 3, 2013, is incorporated herein by reference.

Item 2.	Exhibits.

(1)	Third Amended and Restated Agreement and Declaration of Trust of Registrant[1]

(2)	Statement of Preferences of Series A Preferred Shares[2]

(3)	Statement of Preferences of Series B Preferred Shares[3]

(4)	Amended & Restated By-Laws of Registrant[4]

(5)	Form of Specimen Preferred Share Certificate for the Series B Preferred Shares[5]

[1]	Incorporated herein by reference to Exhibit 1- 77(Q)1(a) to the Registrant’s NSAR-B filed March 1, 2011.

[2]	Incorporated by reference to Exhibit (a)(2) to the Registrant’s post-effective Amendment No. 1 to the Registration Statement on Form N-2 filed on October 12, 2007.

[3]	Incorporated herein by reference to Exhibit (a)(3) to the Registrant’s post-effective Amendment No. 2 to the Registration Statement on Form N-2 filed on May 7, 2013.

[4]	Incorporated herein by reference to Exhibit 2- 77(Q)1(a)to the Registrant’s NSAR-B filed March 1, 2011.

[5]	Incorporated herein by reference to Exhibit (d)(iii) to the Registrant’s post-effective Amendment No. 2 to the Registration Statement on Form N-2 filed on May 7, 2013.

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GAMCO GLOBAL GOLD, NATURAL RESOURCES & INCOME TRUST BY GABELLI

By:	/s/ Bruce N. Alpert
Name:	Bruce N. Alpert
Title:	President

Date: May 7, 2013